Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for Second Quarter of Fiscal 2011

SUNNYVALE, Calif., January 27, 2011 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the second quarter of fiscal year 2011, ended December 31, 2010.

For the second quarter of fiscal 2011, Accuray reported total revenue of $54.2 million, a decrease of five percent from total revenue of $57.3 million during the second quarter of fiscal 2010. Total revenue during the second quarter of fiscal 2011 included $0.9 million of revenue previously deferred for systems sold with legacy Platinum service agreements, compared to $7.3 million in the second quarter of fiscal 2010.

Net income for the second quarter of fiscal 2011 was $4.1 million, or $0.07 per share, compared to a net loss of $1.2 million, or $0.02 per share, during the same period last year.

Net orders to backlog totaled $83.9 million during the second quarter: $53.6 million for systems and $30.2 million for service. System backlog totaled $170 million at the end of the second quarter, up 12 percent and 27 percent, respectively, from the prior quarter and prior year quarter. Service backlog totaled $240 million at the end of the second quarter, up 5 percent and 25 percent, respectively, from the prior quarter and prior year quarter. Total backlog was $410 million at the end of the second quarter, up 8 percent and 26 percent, respectively, from the prior quarter and prior year quarter.

During the second quarter 19 orders for CyberKnife® Robotic Radiosurgery Systems were added to backlog, two orders were cancelled by customers, and two orders aged beyond two and a half years and are no longer reported in backlog.

During the second quarter, 6 new CyberKnife Systems were installed, increasing the worldwide CyberKnife installed base to 222 systems.

“We are pleased with the continued momentum in generating new orders for CyberKnife Systems,” said Euan Thomson, president and chief executive officer of Accuray Incorporated.  “During the past four quarters, we have added 56 contracts into backlog, confirming the ongoing demand for and acceptance of the CyberKnife as the premier system for delivering treatment in the rapidly expanding market of full body radiosurgery.”

Accuray’s cash and marketable securities totaled $152.0 million as of December 31, 2010.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2011 Accuray maintains its expectation that revenue will be in the range of $210 million to $225 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Thursday, January 27, 2011 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-866-578-5747 (USA) or 1-617-213-8054 (International), Conference ID:  81349716.  A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 44779168, beginning at 5:00 p.m. PT / 8:00 p.m. ET, January 27, 2011 and will be available through January 30, 2011. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the third quarter of fiscal 2011, ending March 31, 2011.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 100,000 patients worldwide and currently more than 222 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2011, the portion of revenue attributable to CyberKnife System revenue, gross margin, profitability, customer installation schedules, realization of backlog and service activity. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2010 fiscal year which has been filed with the Securities and Exchange Commission, as updated in our Form 10-Q filed on even date herewith. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Six months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net revenue:
Products	$34,391	$35,686	$53,666	$66,032
Shared ownership programs	880	456	1,521	937
Services	18,846	20,688	36,580	40,342
Other	129	491	547	585
Total net revenue	54,246	57,321	92,314	107,896
Costs of revenue:
Cost of products	13,134	17,556	20,459	32,207
Cost of shared ownership programs	122	329	294	650
Cost of services	11,380	13,133	23,180	27,053
Cost of other	144	339	678	403
Total costs of revenue	24,780	31,357	44,611	60,313
Gross profit	29,466	25,964	47,703	47,583
Operating expenses:
Selling and marketing	7,987	10,063	15,747	18,712
Research and development	9,313	7,769	17,360	15,431
General and administrative	8,481	10,430	17,040	19,360
Total operating expenses	25,781	28,262	50,147	53,503
Income (loss) from operations	3,685	(2,298)	(2,444)	(5,920)
Interest and other income, net	676	426	2,292	911
Income (loss) before provision for income taxes	4,361	(1,872)	(152)	(5,009)
Provision for (benefit from) income taxes	263	(696)	390	(557)
Net income (loss)	$4,098	$(1,176)	$(542)	$(4,452)

Net income (loss) per common share, basic and diluted:
Basic	$0.07	$(0.02)	$(0.01)	$(0.08)
Diluted	$0.07	$(0.02)	$(0.01)	$(0.08)

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	59,282	57,405	58,975	57,112
Diluted	61,376	57,405	58,975	57,112

Costs of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Costs of revenue	$181	$445	$644	$676
Selling and marketing	$113	$655	$357	$1,463
Research and development	$620	$653	$1,294	$1,301
General and administrative	$1,041	$1,496	$2,156	$2,914

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,	June 30,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$49,513	$45,434
Restricted cash	22	22
Short-term marketable securities	102,427	99,881
Accounts receivable, net of allowance for doubtful accounts of $251 at December 31, 2010 and $115 at June 30, 2010	29,856	37,955
Inventories	35,646	28,186
Prepaid expenses and other current assets	8,608	19,356
Deferred cost of revenue—current	4,892	7,889
Total current assets	230,964	238,723
Property and equipment, net	16,590	14,684
Goodwill	4,495	4,495
Intangible assets, net	259	388
Deferred cost of revenue—noncurrent	2,385	3,213
Other assets	1,727	1,681
Total assets	$256,420	$263,184
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,447	$10,317
Accrued expenses	16,825	21,455
Customer advances—current	13,784	12,884
Deferred revenue—current	34,838	42,019
Total current liabilities	73,894	86,675
Long-term liabilities:
Long-term other liabilities	1,030	1,059
Deferred revenue—noncurrent	3,905	5,374
Total liabilities	78,829	93,108

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 61,865,443 and 60,666,974 shares at December 31, 2010 and June 30,2010, respectively; outstanding: 59,725,425 and 58,526,956 shares at December 31, 2010 and June 30, 2010, respectively	60	59
Additional paid-in capital	295,801	287,764
Accumulated other comprehensive loss	(25)	(71)
Accumulated deficit	(118,245)	(117,676)
Total stockholders’ equity	177,591	170,076

Total liabilities and stockholders’ equity	$256,420	$263,184